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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Dot Hill Systems Corp. on Form S-8 of our reports dated January 24, 2001 (March 20, 2001 as to the subsequent events in Notes 8 and 17) and May 5, 1999, appearing in the Annual Report on Form 10-K of Dot Hill Systems Corp. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP
San Diego, California October 1, 2001

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INDEPENDENT AUDITORS' CONSENT